Exhibit 99.1

For Immediate Release

Harmonic Announces Preliminary First Quarter 2012 Results

SAN JOSE, Calif. April 9, 2012 Harmonic Inc. (NASDAQ: HLIT), a global leader in video infrastructure solutions, today announced preliminary results for the quarter ended March 30, 2012.

Net revenue for the first quarter of 2012 is now expected to be in the range of $125 million to $128 million, compared to the Company’s previous guidance of $132 million to $142 million. Non-GAAP gross margin is now expected to be in the range of 46% to 48%, compared to the Company’s previous guidance of 50% to 52%. Non-GAAP operating expenses are expected to be in the range of $56 million to $57 million, in line with the Company’s previous guidance. Non-GAAP income per share is expected to be in the range of $0.02 to $0.03 per diluted share.

Preliminary total bookings for the first quarter of 2012 were approximately $142.5 million, up 8% from $131.6 million in the first quarter of 2011.

“Although total bookings met our expectations, our first quarter revenue was adversely impacted by the slower than expected order rate in the early part of the quarter and a decline in demand from our European customers,” said Patrick Harshman, president and chief executive officer. “Additionally, a higher percentage of our first quarter bookings were associated with professional services and support agreements that will be recognized as revenue in future periods.”

“The first quarter was also characterized by stronger-than-expected demand for our new HectoQAM cable edge platform. These new HectoQAM deployments initially carry lower gross margins, but are expected to enable future sales of QAM software licenses as network traffic increases. The combination of lower digital video processing sales in Europe and increased cable edge sales impacted our gross margins in the first quarter. Looking ahead, our bookings growth and expanding footprint lead us to expect sequential growth in the second quarter and, more generally, point to the fundamental strength of our business.”

As the Company has not completed its quarter-end fiscal close for its first quarter ended March 30, 2012 or its analysis of the quarter, the results presented in this press release are estimated and preliminary and, therefore, may change. Because the Company has not yet completed its accounting for the period, the estimates for GAAP results for the first quarter of 2012 are not provided in this press release. The Company plans to report its complete GAAP and non-GAAP results on April 24, 2012.

Conference Call

Harmonic will provide further commentary on these first quarter issues and their potential impact on the Company’s second quarter results during its first quarter financial results conference call, which is scheduled for 2:00pm Pacific on Tuesday, April 24, 2012. A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 67072332). The replay will be available after 6:00 P.M. Pacific at the same website address or by calling +1.404.537.3406 (conference identification code 67072332).

Harmonic intends to discuss financial and other statistical information on this conference call. This information will also be available on the Company’s website at www.harmonicinc.com, either in the press release related to the above broadcast, by accessing the listen-only broadcast described above or by accessing the replay of the broadcast described above.

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About Harmonic Inc.

Harmonic Inc. (NASDAQ: HLIT) provides infrastructure that powers the video economy. The Company enables content and service providers to efficiently create, prepare, and deliver differentiated video services for television and new media platforms. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding: our final results for the first quarter ended March 30, 2012; net revenue, non-GAAP gross margins, non-GAAP operating expenses and non-GAAP income per diluted share for the first quarter of 2012; sales of QAM software licenses; impact of bookings growth and expanded footprint; growth in the second quarter; and the fundamental strength of our business. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include the possibility, in no particular order, that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the mix of products and services sold in various geographies and various markets and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco and broadcast and media industries; customer concentration and consolidation; the impact of general economic conditions, including as a result of recent turmoil in the global financial markets, particularly on our European and other international sales and operations; our ability to develop and introduce new and enhanced products and market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the lack of timely availability of parts or raw materials necessary to produce our products; the impact of increases in the prices of raw materials and oil; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; the effect on Harmonic’s business of natural disasters; and the risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that its expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures

In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, most of which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures presented here are gross margins, operating expense, and net income per diluted share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the historical non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is not included with the financial statements contained in this presentation, as the Company has not yet completed its accounting for the first quarter ended March 30, 2012. The following non-GAAP adjustments have historically been excluded from our GAAP financial measures: excess facilities charges; severance charges; acquisition related costs; discrete tax items and adjustments; and non-cash items, such as stock-based compensation expense, amortization of intangibles and the fair value write-up of acquired inventories sold.

Editor’s Note: Product and company names used here are trademarks or registered trademarks of their respective companies.

CONTACTS:

Carolyn Aver Chief Financial Officer Harmonic Inc. +1.408.542.2500	Michael Newman, StreetConnect Investor Relations for Harmonic Inc. +1.408.542.2760 hlit@stct.com